Exhibit 99.1

Cabot Corp Reports First Quarter EPS of $1.13, $0.78 Adjusted EPS, Excluding Discrete Tax Items

Margin improvement drives strong financial results

BOSTON--(BUSINESS WIRE)--January 25, 2011--Cabot Corporation (NYSE: CBT) today announced results for its first fiscal quarter of 2011.

Key Highlights

  Margin improvement drives strong financial results
  Solid execution in all business segments
  Strategic growth projects in emerging markets on track
  Supermetals strategy delivers strong EBIT

(In millions, except per share amounts)	First Fiscal Quarter
	2011	2010
Net sales	$753	$679
Net income attributable to Cabot Corporation	$75	$29

Net earnings per share attributable to Cabot Corporation	$1.13	$0.44
Less: Net income per share from discontinued operations	$0.02	-
Less: Certain items per share	$(0.05)	$(0.21)
Adjusted EPS	$1.16	$0.65

Less: Impact of discrete tax items per share	$0.38	$0.02
Adjusted EPS excluding discrete tax items	$0.78	$0.63

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “We are pleased with this quarter’s financial results. Our continued focus on operations is generating strong results across all segments and we are seeing the global economic environment continuing to improve. Each of our businesses is contributing to our performance in a significant way with solid execution in our strategic areas of margin improvement, emerging market expansion and new business development.”

Prevost continued, “We are seeing robust end market growth in China and Southeast Asia, and our initiatives to build upon our leadership positions are on track. We have expanded unit margins by maintaining our disciplined cost management, utilizing our global manufacturing platform more efficiently and pricing our offerings for the value they bring to our customers. Global volumes are modestly higher year over year and remain below peak levels, giving us continued confidence in the growth potential within our already attractive end markets. The market for tantalum products was particularly strong. Our efforts over the past two years to reposition the Supermetals Business and focus on higher end technology and product offerings are now bearing fruit and driving strong results. Our new business ventures are delivering increased revenues on a year-over-year basis and we are pleased with our ongoing progress in joint development and commercialization efforts with our customers. We have maintained our strong cash position helping us to manage rising raw material costs and supporting the capital investments necessary for our future growth.”

Financial Detail

For the first quarter of fiscal 2011, net income attributable to Cabot Corporation was $75 million ($1.13 per diluted common share) which includes a $0.02 benefit from discontinued operations, a $0.38 benefit from discrete tax items and a $0.05 charge for restructuring costs. Adjusted EPS was $1.16 per share and adjusted EPS before discrete tax items was $0.78 per common share.

Segment Results

Core Segment- First quarter fiscal 2011 EBIT in the Rubber Blacks Business decreased by $5 million when compared to the same quarter of fiscal 2010. The decrease was driven principally by revenues in Cabot Elastomer Composites (CEC) recognized in the first quarter of fiscal 2010 that were associated with achieving key milestones. Globally, volumes grew by 2% from solid demand. Unit margins increased as a result of favorable product mix, higher pricing and the benefit of energy centers. These positive factors offset higher maintenance investment and spending related to growth activities. When compared to the fourth quarter of fiscal 2010, EBIT increased by $10 million from higher unit margins, driven principally by favorable pricing, manufacturing efficiency and lower sequential maintenance spending. Volumes were flat compared to the fourth quarter of fiscal 2010 as market demand stabilized sequentially.

In the Supermetals Business, EBIT increased by $16 million when compared to the first quarter of fiscal 2010. The increase was driven by higher prices and a favorable product mix. The business has been successful in shifting its portfolio toward higher value products. Additionally, lower raw material costs and higher volumes principally from the timing of shipments to certain customers benefited the comparative results. Sequentially, profitability increased by $10 million from higher prices, lower manufacturing costs and higher volumes due to the timing of shipments to certain customers. During the quarter, an independent audit conducted by the Electronics Industry Citizenship Coalition (EICC) declared the Company’s tantalum supply chain to be free of conflict materials. Cabot was the first metals processor of any kind to be certified under this program.

Performance Segment- First quarter fiscal 2011 EBIT in the Performance Segment decreased by $4 million when compared to the same quarter of fiscal 2010. Higher unit margins from price increases and a favorable product mix were more than offset by higher maintenance investment, spending related to growth activities and an unfavorable LIFO comparison. Volumes in the Performance Products Business increased by 1% when compared to the first quarter of fiscal 2010, while volumes in the Fumed Metal Oxides Business were flat. Sequentially, segment EBIT increased by $1 million due principally to higher unit margins and lower sequential maintenance spending that more than offset lower volumes. Seasonality affected volumes with 13% lower Fumed Metal Oxides volumes when compared to an exceptionally strong fourth quarter of fiscal 2010, and 4% lower Performance Products volumes.

Specialty Fluids Segment- For the first quarter of fiscal 2011, EBIT in the Specialty Fluids Segment increased by $1 million when compared to the first quarter of fiscal 2010. The increase was driven by higher sales volumes. Segment EBIT decreased by $8 million when compared to an exceptionally strong fourth quarter of fiscal 2010. The decrease was the result of less drilling activity in the North Sea.

New Business Segment- First quarter fiscal 2011 revenues in the New Business Segment increased by 18% ($3 million) when compared to the first quarter of fiscal 2010. The growth was driven by our security taggants business from successful new product introductions and revenues from the acquisition of Oxonica Materials, as well as from our strategic partnerships to develop new markets for our products in the Aerogel Business. Sequentially, segment revenues decreased by $4 million driven principally by lower revenues in the Aerogel Business due to the project nature of the business.

Cash Performance- The Company ended the first quarter of fiscal 2011 with a cash balance of $388 million. The strong cash balance is a result of robust operating results that more than offset a $47 million sequential increase in working capital, principally from the timing of corporate accruals and higher raw material costs.

Taxes- During the first quarter of fiscal 2011, the Company recorded an overall tax benefit of $6 million, which included discrete tax benefits of $25 million. The discrete tax benefits resulted principally from the Company’s decision during the quarter to repatriate high tax dividends to the U.S. in fiscal 2011 in response to recent U.S. tax legislation. Tax generated a benefit of 9% in the quarter. Excluding discrete tax benefits, the quarterly operating tax rate was approximately 26%.

Outlook

Commenting on the outlook for the Company, Prevost said, “Our strong performance over the past year gives us confidence about the coming years. We have a portfolio of leading technologies, an efficient global operating network and a solid balance sheet that will provide a platform for our growth plans. The recovery of our end markets continues and we are well positioned in the fastest growing regions of the world. Our robust strategy and proven ability to execute will serve us well.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, January 26, 2011. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

Cabot Corporation, headquartered in Boston, Massachusetts, is a global specialty chemicals and performance materials company. Cabot’s major products are carbon black, capacitor materials, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels. The Company’s website address is: http://www.cabot-corp.com

Forward-Looking Statements- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future (including our ability to meet our long-term financial targets), strategy for growth, market position, and expected financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated. These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Explanation of Terms Used-

The term “LIFO” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out (“LIFO”) method, compared to the older costs that would have been included in COGS under a first-in first-out (“FIFO”) method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”). The consolidated impact of using the LIFO method to value inventories in the US instead of the FIFO method for the first quarter of fiscal 2011 was a benefit of $3 million and is comprised of a favorable $6 million liquidation impact partially offset by an unfavorable $3 million COGS impact. This compares to a $2 million favorable impact for the first quarter of fiscal 2010, comprised of a favorable $3 million liquidation impact, partially offset by an unfavorable $1 million COGS impact.

The term “quarterly operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual and infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

Use of Non-GAAP Financial Measures- The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) earnings before taxes and interest (“EBIT”). Adjusted EPS, adjusted return on invested capital ("ROIC") and segment EBIT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and noncontrolling interest, respectively, the most directly comparable GAAP financial measures. Both EPS and adjusted EPS are calculated on a diluted share basis. In calculating adjusted EPS, adjusted ROIC and segment EBIT, we exclude certain items, meaning items that are unusual and not representative of the Company’s segment results. Further, in calculating segment EBIT we include equity in net income of affiliated companies, royalties paid by equity affiliates and allocated corporate costs but exclude interest expense, foreign currency transaction gains and losses, interest income, dividend income and unallocated corporate costs. Adjusted ROIC is calculated as net income (loss) attributable to Cabot Corporation less after tax noncontrolling interest in net income, after tax net interest expense and after tax certain items; divided by the previous five quarters’ average of Cabot Corporation stockholders’ equity plus noncontrolling interest's equity plus debt, less cash and cash equivalents and the four quarter rolling impact of after tax certain items. Our chief operating decision-maker uses adjusted EPS and adjusted ROIC to evaluate the performance of the Company in terms of profitability and the effectiveness of our use of capital. Segment EBIT is used to evaluate changes in the operating results of each segment and to allocate resources to the segments. We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance. A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation, and a reconciliation of total segment EBIT to income (loss) from operations before taxes, equity in net income of affiliated companies and noncontrolling interest is shown in the table titled Summary Results by Segments. The certain items that are excluded from our calculation of adjusted EPS, adjusted ROIC and segment EBIT are detailed in the table titled Certain Items and Reconciliation.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2010	2009

Net sales and other operating revenues	$753	$679
Cost of sales	595	543
Gross profit	158	136

Selling and administrative expenses	64	67
Research and technical expenses	17	18
Income from operations	77	51

Other income and (expense)
Interest and dividend income	1	―
Interest expense	(10)	(9)
Other income	2	―

Total other income (expense)	(7)	(9)

Income from continuing operations before income taxes and equity in net income of affiliated companies	70	42
Benefit (provision) for income taxes	6	(11)
Equity in net income of affiliated companies, net of tax	3	3

Net income from continuing operations	79	34
Income from discontinued operations, net of tax (A)	1	—

Net income	80	34
Net income attributable to noncontrolling interests, net of tax	5	5

Net income attributable to Cabot Corporation	$75	$29

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing Operations	$1.11	$0.44
Discontinued Operations (A)	0.02	—

Net income attributable to Cabot Corporation	$1.13	$0.44

Weighted average common shares outstanding
Diluted	65	64

(A) Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2010	2009

Sales

Core Segment	$501	$445
Rubber blacks (A)	442	399
Supermetals (A)	59	46

Performance Segment	190	187
Performance products (A)	132	126
Fumed metal oxides (A)	58	61

New Business Segment	20	17
Inkjet colorants	14	14
Aerogel	3	2
Superior MicroPowders	3	1

Specialty Fluids Segment	17	15

Segment sales (A)	728	664

Unallocated and other (A), (B)	25	15

Net sales and other operating revenues	$753	$679

Segment Earnings Before Interest and Taxes

Core Segment	$60	$49

Rubber blacks (A)	38	43
Supermetals (A)	22	6

Performance Segment (A)	30	34

New Business Segment	(2)	(3)

Specialty Fluids Segment	6	5

Total Segment Earnings Before Interest and Taxes (A), (C)	94	85

Interest expense	(10)	(9)
Certain items (D)	(4)	(17)
Unallocated corporate costs	(10)	(11)
General unallocated income (expense) (A), (E)	3	(3)
Less: Equity in net income of affiliated companies, net of tax	(3)	(3)

Income from continuing operations before income taxes and equity in net income of affiliated companies	70	42

Benefit (provision) for income taxes	6	(11)

Equity in net income of affiliated companies, net of tax	3	3

Net income from continuing operations	79	34

Income from discontinued operations, net of tax (F)	1	—

Net income	80	34

Net income attributable to noncontrolling interests, net of tax	5	5

Net income attributable to Cabot Corporation	$75	$29

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing Operations	$1.11	$0.44

Discontinued Operations (F)	0.02	—

Net income attributable to Cabot Corporation	$1.13	$0.44

Weighted average common shares outstanding

Diluted	65	64

(A)	Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments. Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Earnings Before Interest and Taxes ("EBIT") in prior periods, have been reclassified to "Unallocated and other" and "General unallocated income (expense)". Prior periods have been recast to conform to the new allocation method. This change had an immaterial impact on segment EBIT for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation table.

(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F)	Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2010	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$388	$387
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $4	571	576
Inventories:
Raw materials	111	121
Work in process	22	38
Finished goods	209	178
Other	38	36
Total inventories	380	373
Prepaid expenses and other current assets	77	72
Deferred income taxes	35	30
Total current assets	1,451	1,438

Property, plant and equipment	2,961	2,943
Accumulated depreciation and amortization	(1,989)	(1,968)
Net property, plant and equipment	972	975

Goodwill	38	39
Equity affiliates	57	61
Intangible assets, net of accumulated amortization of $12 and $12	4	4
Assets held for rent	39	40
Deferred income taxes	262	245
Other assets	90	84

Total assets	$2,913	$2,886

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2010	2010
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$32	$29
Accounts payable and accrued liabilities	402	447
Income taxes payable	28	34
Deferred income taxes	5	6
Current portion of long-term debt	27	23
Total current liabilities	494	539

Long-term debt	594	600
Deferred income taxes	6	6
Other liabilities	319	324

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,466,113 and 65,429,916 shares	65	65
Outstanding: 65,408,840 and 65,370,220 shares
Less cost of 57,273 and 59,696 shares of common treasury stock	(2)	(2)
Additional paid-in capital	52	46
Retained earnings	1,188	1,125
Deferred employee benefits	(18)	(20)
Accumulated other comprehensive income	96	88
Total Cabot Corporation stockholders' equity	1,381	1,302
Noncontrolling interests	119	115
Total equity	1,500	1,417
Total liabilities and equity	$2,913	$2,886

CABOT CORPORATION
	Fiscal 2010					Fiscal 2011
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$445	$446	$484	$479	$1,854	$501				$501
Rubber blacks (A)	399	411	437	430	1,677	442				442
Supermetals (A)	46	35	47	49	177	59				59
Performance Segment	187	200	200	196	783	190				190
Performance products (A)	126	138	137	130	531	132				132
Fumed metal oxides (A)	61	62	63	66	252	58				58
New Business Segment	17	22	25	24	88	20				20
Inkjet colorants	14	14	15	14	57	14				14
Aerogel	2	6	8	8	24	3				3
Superior MicroPowders	1	2	2	2	7	3				3
Specialty Fluids Segment	15	15	22	29	81	17				17
Segment Sales (A)	664	683	731	728	2,806	728				728
Unallocated and other (A), (B)	15	29	22	21	87	25				25

Net sales and other operating revenues	$679	$712	$753	$749	$2,893	$753				$753

Segment Earnings Before Interest and Taxes
Core Segment	$49	$41	$55	$40	$185	$60				$60
Rubber blacks (A)	43	38	41	28	150	38				38
Supermetals (A)	6	3	14	12	35	22				22
Performance Segment (A)	34	32	35	29	130	30				30
New Business Segment	(3)	1	—	—	(2)	(2)				(2)
Specialty Fluids Segment	5	5	11	14	35	6				6
Total Segment Earnings Before Interest and Taxes (A), (C)	85	79	101	83	348	94				94

Interest expense	(9)	(11)	(10)	(10)	(40)	(10)				(10)
Certain items (D)	(17)	(9)	(15)	(11)	(52)	(4)				(4)
Unallocated corporate costs	(11)	(10)	(9)	(9)	(39)	(10)				(10)
General unallocated (expense) income (A), (E)	(3)	(3)	4	—	(2)	3				3
Less: Equity in net income of affiliated companies, net of tax	(3)	(1)	(1)	(2)	(7)	(3)				(3)

Income from continuing operations before income taxes and equity in net income of affiliated companies	42	45	70	51	208	70				70
(Provision) benefit for income taxes	(11)	1	(20)	(16)	(46)	6				6
Equity in net income of affiliated companies, net of tax	3	1	1	2	7	3				3

Net income from continuing operations	34	47	51	37	169	79				79

Income from discontinued operations, net of tax (F)	—	—	—	—	—	1				1

Net income	34	47	51	37	169	80				80

Net income attributable to noncontrolling interests, net of tax	5	4	4	2	15	5				5

Net income attributable to Cabot Corporation	$29	$43	$47	$35	$154	$75				$75

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.44	$0.65	$0.72	$0.54	$2.35	$1.11				$1.11

Discontinued operations (F)	—	—	—	—	—	0.02				0.02

Net income attributable to Cabot Corporation	$0.44	$0.65	$0.72	$0.54	$2.35	$1.13				$1.13

Weighted average common shares outstanding
Diluted	64	64	64	65	64	65				65

(A)	Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments. Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Earnings Before Interest and Taxes ("EBIT") in prior periods, have been reclassified to "Unallocated and other" and "General unallocated income (expense)". Prior periods have been recast to conform to the new allocation method. This change had an immaterial impact on segment EBIT for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation table.

(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F)	Amounts relate to tax settlements in connection with our discontinued operations.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION

CERTAIN ITEMS:
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2010	2010	2009	2009
	$	per share(A)	$	per share(A)

Certain items before income taxes
Environmental reserves and legal settlements	$ ―	$ ―	$(1)	$(0.01)
Recovery of previously impaired investment	―	―	1	0.01
Long-lived asset impairment (B)	―	―	(2)	(0.02)
Restructuring initiatives:
- 2009 Global	―	(0.01)	(15)	(0.19)
- Closure of Grigno, Italy Facility	(4)	(0.04)	―	―
Total certain items	(4)	(0.05)	(17)	(0.21)
- Discontinued operations (C)	1	0.02	―	―
Total certain items and discontinued operations	(3)	(0.03)	(17)	(0.21)

Tax impact of certain items	1		4
Total certain items and discontinued operations after tax	$(2)	$(0.03)	$(13)	$(0.21)

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2010	2009

Statement of Operations Line Item
Cost of sales	$(3)	$(8)
Selling and administrative expenses	(1)	(9)
Research and technical expenses	―	―
Total certain items	$(4)	$(17)

NON-GAAP MEASURE:
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2010	2009
	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.13	$0.44
Less: Net income per share from discontinued operations	0.02	-
Net income per share from continuing operations	1.11	0.44
Less: Certain items per share	(0.05)	(0.21)
Adjusted earnings per share	$1.16	$0.65

(A) Per share amounts are calculated after tax.
(B) Land related to former carbon black site.
(C) Amounts relate to tax settlements in connection with our discontinued operations.